POWER OF ATTORNEY

FORMS 3, 4 AND 5

 I, Nigel B. Burton, an officer of Colgate-Palmolive

Company (the "Company"), do hereby appoint Andrew D. Hendry,

Katherine Hargrove Ramundo, Nina R. Huffman, Kristine

Hutchinson and Sharon Han, and each of them, as my true and

lawful attorneys with the power to execute and file on my

behalf and in my place and stead, as I myself could do if I

were personally present, any Form 3, 4 or 5, any and all

amendments thereto and any documents in connection therewith,

required to be filed by me with the Securities and Exchange

Commission pursuant to Section 16(a) of the Securities

Exchange Act of 1934, as amended, in connection with my

ownership, either directly or indirectly, of securities of

the Company, or any change therein.

 This Power of Attorney shall remain in full force and

effect for as long as I continue to be an officer of the Company or until earlier revoked by me in writing and shall not otherwise be affected by my subsequent disability or incompetence.

 In witness whereof, I have signed this instrument

this 15th day of March, 2012.

   /s/ Nigel B. Burton

   Nigel B. Burton